UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2016

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street,

Winston-Salem, NC 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On July 26, 2016, Reynolds American Inc., referred to as RAI, announced that its Board of Directors had authorized RAI to repurchase, on or before December 31, 2018, up to $2.0 billion of outstanding shares of RAI common stock, in open market or privately negotiated transactions or pursuant to the share repurchase agreement described below (such share repurchase is referred to as the Repurchase Program). The execution of the Repurchase Program is subject to prevailing market and business conditions and may be terminated or suspended at any time.

In connection with the Repurchase Program, RAI, Brown & Williamson Holdings, Inc., referred to as B&W, a wholly owned subsidiary of British American Tobacco p.l.c., referred to as BAT, and Louisville Securities Limited, referred to as LSL, a wholly owned subsidiary of BAT, entered into a Share Repurchase Agreement, dated July 25, 2016, referred to as the SRA. BAT and its affiliates including, without limitation, B&W and LSL, are referred to collectively as the BAT Group. The material terms of the SRA are summarized below, with this summary qualified in its entirety by the full text of the SRA, a copy of which is attached to this report as Exhibit 10.1.

As of July 25, 2016, BAT indirectly (through B&W and LSL) was the beneficial owner of 602,028,556 shares of RAI common stock, or approximately 42% of RAI’s outstanding common stock. Subject to the terms of the SRA, the BAT Group will participate in the Repurchase Program (except to the extent the purchases under the Repurchase Program are Excluded Compensation Buybacks, as such term is defined in the SRA) on a basis approximately proportionate with the BAT Group’s percentage ownership of RAI’s equity, and in a manner designed to qualify LSL’s sales of RAI common stock pursuant to the Repurchase Program for the “Intended Tax Treatment,” as such term is defined in the SRA and is described below. The BAT Group will not participate proportionately in Excluded Compensation Buybacks under the Repurchase Program because those share repurchases, which will satisfy the requirements of the Governance Agreement, dated July 30, 2004, as amended, among BAT, B&W and RAI, offset increases in the number of outstanding shares of RAI common stock due to issuances of RAI common stock to RAI’s directors and employees under RAI’s equity-based benefit plans, and the net effect of such share issuances and share buybacks (without the BAT Group’s participation) is to keep the BAT Group’s percentage ownership in RAI unchanged.

Subject to this treatment of Excluded Compensation Buybacks, under the SRA, at the end of each week, referred to as a Buyback Week, during which RAI purchases shares of RAI common stock under the Repurchase Program from shareholders other than a member of the BAT Group, RAI will purchase from the BAT Group shares of RAI common stock in an amount that is equal to the lowest of:

(1) the number of shares such that, after giving effect to RAI’s purchase from the BAT Group, the net total number of shares sold by the BAT Group to RAI under the SRA will be equal to the total number of shares purchased by RAI from shareholders other than the BAT Group for all periods through such Buyback Week pursuant to the Repurchase Program multiplied by the ratio, which is subject to certain adjustments as set forth in the SRA, of (x) the BAT Group’s percentage ownership of the equity of RAI on July 25, 2016, to (y) 1.0 minus the BAT Group’s percentage ownership of the equity of RAI on July 25, 2016;

(2) the maximum number of shares that the BAT Group can sell to RAI without decreasing the BAT Group’s percentage ownership of the equity of RAI from July 25, 2016 to the end of such Buyback Week; and

(3) the maximum number of shares that LSL reasonably determines that the BAT Group can sell to RAI without putting at risk the Intended Tax Treatment.

The per share price to be paid by RAI with respect to any such purchase of RAI common stock from any member of the BAT Group will be equal to the volume weighted average price paid by RAI for shares of RAI common stock purchased from shareholders other than members of the BAT Group during the Buyback Week. If there is a change in the BAT Group’s percentage ownership of RAI’s equity after July 25, 2016 that does not occur as part of the purchases under the SRA or the Repurchase Program, then (i) clause (1) above will be applied separately on a cumulative basis for periods before and after such change, and (ii) the base BAT Group percentage ownership in clause (2) above will be adjusted to reflect any acquisitions or dispositions of shares by the BAT Group causing such change.

The SRA provides that LSL may reduce the number of shares otherwise determined to be sold to RAI pursuant to clause (2) of the preceding paragraph so as to assure itself that the BAT Group’s percentage ownership of RAI’s equity will not decrease as a result of certain transactions. Further, under the SRA, if LSL reasonably determines that (1) there is a reasonable risk that it is not possible to achieve the results in the preceding paragraph because of equity issued or to be issued by RAI which reduces the BAT Group’s percentage ownership of RAI’s equity, and (2) such risk cannot be avoided by reducing the number of shares to be sold to RAI in future Buyback Weeks, then any member of the BAT Group may elect to repurchase from RAI a number of shares of RAI common stock (up to the number of shares that the BAT Group previously sold to RAI under the Repurchase Program) sufficient to eliminate such risk. If the BAT Group has exercised the foregoing reduction right or purchase right due to an expected issuance by RAI of additional shares of RAI common stock and RAI subsequently determines that such issuance will not take place, or if the BAT Group has reduced the number of shares to be sold to RAI in reliance upon certain facts or assumptions and RAI or the BAT Group subsequently determines that such facts or assumptions are no longer correct or applicable, then RAI will in certain circumstances purchase from the BAT Group a certain number of shares of RAI common stock as a result of such cancelled issuance or subsequent determination, all as set forth in, and otherwise subject to the terms of, the SRA.

The parties intend for the proceeds of any sales of RAI common stock pursuant to the SRA paid by RAI to a member of the BAT Group to be treated as a dividend for tax purposes. If LSL is the member of the BAT Group that sells to RAI shares of RAI common stock under the SRA, then the Intended Tax Treatment is (1) withholding tax of no more than 5% on the gross purchase price for shares otherwise payable to LSL, and (2) no additional material adverse U. S. or U. K. tax effects to the BAT Group from the sale of shares pursuant to the SRA. If the Intended Tax Treatment is not available to LSL, then the parties will negotiate in good faith to determine if they can carry out the purposes of the SRA with tax results to the BAT Group no more burdensome than the Intended Tax Treatment, without other adverse tax or non-tax effects to the BAT Group or RAI, by structuring sales of shares of RAI common stock to RAI in a different manner.

RAI has agreed under the SRA, in certain circumstances, to indemnify members of the BAT Group from loss or liability arising from their failure to obtain the Intended Tax Treatment resulting from the inaccuracy of any information provided to the BAT Group by RAI in certain periodic certificates delivered to the BAT Group under the SRA. LSL has agreed under the SRA, in certain circumstances, to indemnify RAI from loss or liability arising from its failure to withhold the required amount on any proceeds paid to a member of the BAT Group from sales of RAI common stock under the SRA.

Subject to the earlier termination by LSL or RAI as set forth therein, the SRA will terminate on the earlier of December 31, 2018, and the expenditure of $2.0 billion pursuant to the Repurchase Program, including pursuant to the SRA.

ITEM 2.02 Results of Operations and Financial Condition.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On July 26, 2016, Reynolds American Inc. issued an earnings release announcing its financial results for the second quarter and six months ended June 30, 2016. A copy of the earnings release is attached as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an Exhibit to this Report.

Number	Exhibit

10.1	Share Repurchase Agreement, dated July 25, 2016, by Reynolds American Inc., Brown & Williamson Holdings, Inc. and Louisville Securities Limited.

99.1	Earnings Release of Reynolds American Inc., dated July 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

By:	/s/ Frederick W. Smothers
Name: Frederick W. Smothers
Title: Senior Vice President and Chief Accounting Officer

Date: July 25, 2016

INDEX TO EXHIBITS

Number	Exhibit

10.1	Share Repurchase Agreement, dated July 25, 2016, by Reynolds American Inc., Brown & Williamson Holdings, Inc. and Louisville Securities Limited.

99.1	Earnings Release of Reynolds American Inc., dated July 26, 2016.